Exhibit 99.1
FOR IMMEDIATE RELEASE
Forrester Research Reports Third-Quarter Financial Results
Cambridge, Mass., October 29, 2008 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its financial results for the third quarter ended September 30, 2008.
Third-Quarter Financial Performance
•	Total revenues were $59.5 million, compared with $51.1 million for the third quarter of last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 37 percent, Forrester reported net income of $6.4 million or $0.27 per diluted share, compared with net income of $6.8 million, or $0.29 per diluted share for the same period last year.

•	On a pro forma basis, which reflects a pro forma effective tax rate of 39 percent, net income was $7.4 million or $0.31 per diluted share for the third quarter of 2008. Pro forma net income excludes non-cash stock-based compensation of $1.3 million, amortization of acquisition-related intangible assets of $282,000, gains on non-marketable investments of $26,000, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $487,000. For the third quarter of 2007, pro forma net income was $6.7 million, or $0.28 per diluted share, which excludes non-cash stock-based compensation of $1.4 million, amortization of acquisition-related intangible assets of $293,000, gains on non-marketable investments of $98,000, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $808,000, and which reflects a pro forma effective tax rate of 39 percent.
Nine-Month Period Ended September 30, 2008 Financial Performance
•	Total revenues were $178.0 million, compared with $153.6 million for the same period last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 39 percent, Forrester reported net income of $20.1 million, or $0.85 per diluted share for the nine months ended September 30, 2008, compared with net income of $13.3 million or $0.56 per diluted share for the same period last year.

•	On a pro forma basis, net income was $22.2 million or $0.94 per diluted share, for the nine months ended September 30, 2008. Pro forma net income excludes non-cash stock-based compensation of $4.0 million, amortization of acquisition-related intangible assets of $476,000, net gain on marketable and non-marketable investments of $2.1 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $1.1 million, and which reflects a pro forma effective tax rate of 39 percent. For the same period in 2007, pro forma net income was $18.8 million, or $0.79 per diluted share, which excludes non-cash stock-based compensation of $5.8 million, amortization of acquisition-related intangible
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Forrester Third-Quarter 2008 Information / Page 2
assets of $978,000, net impairments from non-marketable investments of $1.7 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $3.6 million, and which reflects a pro forma effective tax rate of 39 percent.
“Forrester’s third-quarter financials were solid despite the economic slowdown,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “We achieved our revenue and profit goals and are cautiously optimistic about the rest of 2008. During the third quarter, we continued to add new clients while renewing and enriching our existing clients, an indication that our role-based strategy provides clients with sustained relevancy even during uncertain economic times.”
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing fourth-quarter 2008 financial guidance as follows:
Fourth-Quarter 2008 (GAAP):
•	Total revenues of approximately $64 million to $70 million.

•	Operating margin of approximately 14 percent to 18 percent.

•	Other income of approximately $1.5 million.

•	An effective tax rate of approximately 39 percent.

•	Diluted weighted average shares outstanding of approximately 23.7 million.

•	Diluted earnings per share of approximately $0.30 to $0.35.
Fourth-Quarter 2008 (Pro Forma):
Pro forma financial guidance for the fourth quarter of 2008 excludes non-cash stock-based compensation expense of approximately $1.2 million to $1.5 million, amortization of acquisition-related intangible assets of approximately $500,000, costs related to the stock option investigation and restatement of the Company’s historical financial statements of $100,000 to $400,000, and any gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 18 percent to 21 percent.

•	Pro forma effective tax rate of 39 percent.

•	Pro forma diluted earnings per share of approximately $0.35 to $0.39.
Forrester is providing full-year 2008 guidance as follows:

Forrester Third-Quarter 2008 Information / Page 3
Full-Year 2008 (GAAP):
•	Total revenues of approximately $242 million to $248 million.

•	Operating margin of approximately 14 percent to 16 percent.

•	Other income of approximately $6.6 million.

•	An effective tax rate of 39 percent.

•	Diluted earnings per share of approximately $1.15 to $1.21.
Full-Year 2008 (Pro Forma):
Pro forma financial guidance for full-year 2008 excludes non-cash stock-based compensation expense of $5.1 million to $5.5 million, amortization of acquisition-related intangible assets of approximately $1 million, costs related to the stock option investigation and restatement of the Company’s historical financial statements of $1.1 million to $1.5 million, as well as any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 17.5 percent to 18.5 percent.

•	Pro forma diluted earnings per share of approximately $1.29 to $1.33.

•	An effective tax rate of 39 percent.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, consumer insight, consulting, events, and peer-to-peer executive programs. For more than 25 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.

Forrester Third-Quarter 2008 Information / Page 4
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating guidance for the fourth quarter of and full-year 2008. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
© 2008, Forrester Research, Inc. All rights reserved.

Karyl Levinson	Michael A. Doyle
Vice President, Corporate Communications	Chief Financial Officer
Forrester Research, Inc.	Forrester Research, Inc
+ 1 617.613.6262	+ 1 617.613.6234
press@forrester.com	investor@forrester.com

Forrester Third-Quarter Fiscal 2008 Results/Page 5
Forrester Research, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues
Research services	$40,326	$32,945	$114,136	$96,312
Advisory services and other	19,180	18,190	63,818	57,325

Total revenues	59,506	51,135	177,954	153,637

Operating expenses
Cost of services and fulfillment	21,806	18,648	65,848	60,106
Selling and marketing	20,282	17,913	60,119	52,813
General and administrative	7,529	7,002	22,945	22,533
Depreciation	1,012	1,026	2,998	2,881
Amortization of intangible assets	282	293	476	978

Total operating expenses	50,911	44,882	152,386	139,311

Income from operations	8,595	6,253	25,568	14,326

Other income, net	1,447	2,175	5,221	6,153
Realized gains (losses) from securities and non-marketable investments	26	98	2,136	(1,690)

Income from operations before income taxes	10,068	8,526	32,925	18,789

Income tax provision	3,680	1,729	12,864	5,460

Net income	$6,388	$6,797	$20,061	$13,329

Diluted income per share from net income	$0.27	$0.29	$0.85	$0.56

Diluted weighted average shares outstanding	23,793	23,667	23,655	23,749

Basic income per share from net income	$0.28	$0.29	$0.87	$0.58

Basic weighted average shares outstanding	23,163	23,072	23,056	23,067

Pro forma data (1):
Income from operations	$8,595	$6,253	$25,568	$14,326
Amortization of intangible assets	282	293	476	978
Investigation related expenses	487	808	1,085	3,635
Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	678	817	2,094	3,119
Selling and marketing	247	313	723	1,524
General and administrative	343	295	1,156	1,120

Pro forma income from operations	10,632	8,779	31,102	24,702

Other income, net	1,447	2,175	5,221	6,153
Pro forma income before income taxes	12,079	10,954	36,323	30,855

Pro forma income tax provision	4,711	4,272	14,166	12,033

Pro forma net income	$7,368	$6,682	$22,157	$18,822

Pro forma diluted earnings per share	$0.31	$0.28	$0.94	$0.79

Diluted weighted average shares outstanding	23,793	23,667	23,655	23,749

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Forrester uses pro forma financial information to manage its business, including use of pro forma results as the basis for setting targets for various compensation programs. Our pro forma presentation excludes amortization of acquisition-related intangible assets, non-cash stock-based compensation expense, net gains from securities and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to beprepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Third-Quarter Fiscal 2008 Results/Page 6
Forrester Research, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2008	2007
Assets:
Cash and cash equivalents	$124,869	$53,163
Available-for-sale securities	83,258	195,811
Accounts receivable, net	37,352	69,865
Deferred commissions	8,497	10,631
Deferred income taxes, net	7,489	13,236
Prepaid expenses and other current assets	10,625	11,304

Total current assets	272,090	354,010
Available-for-sale securities	45,935	—
Property and equipment, net	6,932	6,834
Goodwill, net	69,253	53,677
Intangible assets, net	8,102	309
Deferred income taxes, net	6,831	2,274
Non-marketable investments and other assets	9,115	9,253

Total assets	$418,258	$426,357

Liabilities and stockholders’ equity:
Accounts payable	$3,458	$4,174
Accrued expenses	18,734	28,891
Deferred revenue	98,128	111,418

Total current liabilities	120,320	144,483

Non-current liabilities	6,894	6,858
Preferred stock	—	—
Common stock	291	282
Additional paid-in capital	310,955	284,431
Retained earnings	101,539	81,478
Treasury stock, at cost	(116,514)	(90,428)
Accumulated other comprehensive loss	(5,227)	(747)

Total stockholders’ equity	291,044	275,016

Total liabilities and stockholders’ equity	$418,258	$426,357

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Forrester Third-Quarter Fiscal 2008 Results/Page 7
Forrester Research, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Nine months ended September 30,
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operations:
Net income	$20,061	$13,329
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	2,998	2,881
Amortization of intangible assets	476	978
Non-cash stock-based compensation	3,973	5,763
Increase in provision for doubtful accounts	494	380
Deferred income taxes	2,961	3,991
(Gains) impairments from non-marketable investments, net	(79)	1,690
Gains on sales of available-for-sale securities	(2,057)	—
Amortization of premiums on available-for-sale securities	626	473
Changes in assets and liabilities, net of acquisition -
Accountsreceivable	34,518	24,147
Deferredcommissions	2,134	2,216
Prepaidexpensesandothercurrentassets	2,290	(4,146)
Accountspayable	(1,056)	(338)
Accruedexpenses	(10,035)	(6,116)
Deferredrevenue	(16,951)	(16,053)

Net cash provided by operating activities	40,353	29,195

Cash flows from investing activities:
Acquisition of Jupiter	(23,398)	—
Purchases of property and equipment	(2,730)	(3,826)
Proceeds from non-marketable investments	250	1,058
Decrease in other assets	344	26
Proceeds from sale of discontinued operations	—	250
Purchases of available-for-sale securities	(966,671)	(872,420)
Proceeds from sales and maturities of available-for-sale securities	1,028,902	845,631

Net cash provided by (used in) investing activities	36,697	(29,281)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option plans and employee stock purchase plan	17,246	811
Tax benefits related to stock options	5,314	—
Acquisition of treasury shares	(26,086)	—

Net cash (used in) provided by financing activities	(3,526)	811

Effect of exchange rate changes on cash and cash equivalents	(1,818)	938

Net increase in cash and cash equivalents	71,706	1,663

Cash and cash equivalents, beginning of period	53,163	39,157

Cash and cash equivalents, end of period	$124,869	$40,820

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